File Number: 333-__________


       As filed with the Securities and Exchange Commission on May 8, 2001


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                WENTWORTH I, INC.
                 (Name of small business issuer in its charter)

        Delaware                6770                       84-1581369
(State or jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of incorporation     Classification Code Number)   Identification Number)
    or organization)

           8450 East Crescent Parkway, Suite 100, Greenwood Village,
                             CO 80111 (720) 889-0133
 -----------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


       8450 East Crescent Parkway, Suite 100, Greenwood Village, CO 80111
                             (720) 889-0133
------------------------------------------------------------------------------
           (Address of principal place of business or intended principal place of business)


                           Kevin R. Keating, President
       8450 East Crescent Parkway, Suite 100, Greenwood Village, CO 80111
                                 (720) 889-0133
------------------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)


                                   Copies to:
                              William H. Gump, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                             New York, NY 10019-6099
                                 (212) 728-8000

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.


                         CALCULATION OF REGISTRATION FEE


Title of Each Class of        Amount Being          Proposed Maximum       Proposed Maximum           Amount of
Securities Being               Registered          Offering Price per     Aggregate Offering      Registration Fee
Registered                                             Share (1)                 Price


Common Stock, par value          50,000                  $1.00                  $50,000                $12.50
$.01 per share



(1) Estimated for purposes of computing the registration fee pursuant to Rule 457 under the Securities Act.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                              Cross Reference Sheet
                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2


Part I.   Information Required in Prospectus



Item       Required Item                                             Location or Caption
 No.

   1.      Front of Registration Statement and Outside Front          Front of Registration Statement and Outside Front
           Cover of Prospectus                                        Cover of Prospectus

   2.      Inside Front and Outside Back Cover Pages of               Inside Front Cover Page of Prospectus and Outside
           Prospectus                                                 Front Cover Page of Prospectus

   3.      Summary Information and Risk Factors                       Prospectus Summary; Risk Factors

   4.      Use of Proceeds                                            Use of Proceeds

   5.      Determination of Offering Price                            Prospectus Summary; Market for Our Common Stock

   6.      Dilution                                                   Dilution

   7.      Selling Security Holders                                   Not Applicable

   8.      Plan of Distribution                                       Plan of Distribution

   9.      Legal Proceedings                                          Proposed Business - Litigation; Legal Proceedings

   10.     Directors, Executive Officers, Promoters and               Management
           Control Persons

   11.     Security Ownership of Certain Beneficial Owners and        Principal Stockholders
           Management

   12.     Description of Securities                                  Description of Securities

   13.     Interest in Named Experts and Counsel                      Legal Matters; Experts; Financial Statements

   14.     Disclosure of Commission Position on                       Statement as to Indemnification
           Indemnification for Securities Act Liabilities

   15.     Organization Within Last Five Years                        Management; Certain Transactions

   16.     Description of Business                                    Proposed Business

   17.     Management's Discussion and Analysis or Plan of            Proposed Business - Plan of Operation
           Operation

   18.     Description of Property                                    Proposed Business - Facilities

   19.     Certain Relationships and Related Transactions             Certain Transactions

   20.     Market for Common Equity and Related Stockholder           Prospectus Summary; Market for Our Common Stock;
           Matters                                                    Risk Factors

   21.     Executive Compensation                                     Management - Remuneration

   22.     Financial Statements                                       Financial Statements

   23.     Changes in and Disagreements with Accountants on           Not Applicable
           Accounting and Financial Disclosure


                    Subject to Completion, Dated May __, 2001

                                   PROSPECTUS

                             Initial Public Offering

                                WENTWORTH I, INC.
                            (A Delaware Corporation)
                          50,000 Shares of Common Stock
                                 $1.00 per Share

         Wentworth I, Inc. offers for sale 50,000 shares of common stock, $.01 par value per share, at a purchase price of $1.00 per share. We are selling the shares on a "best-efforts, all or none basis" for a period of 90 days from the date of the prospectus or all escrowed funds will be returned with interest. We will not use an underwriter or securities dealer. This is our initial public offering, and prior to the offering, no public market has existed in our securities. We cannot guarantee that a trading market in the shares of common stock will ever develop and the offering price may not reflect the market price of our shares after the offering.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         These securities are highly speculative, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment (see "Risk Factors" commencing on page 6 for special risks concerning us and the offering).



                                       Underwriting
                                       Discounts and       Proceeds to the
                   Price to Public      Commissions             Company
                   --------------     ---------------      ---------------

Per Share        $       1.00             $    0           $       1.00
TOTAL            $  50,000.00             $    0           $  50,000.00



         The date of the Prospectus is May ______, 2001.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

PROSPECTUS SUMMARY...........................................................4
LIMITED STATE REGISTRATION...................................................5
SUMMARY FINANCIAL INFORMATION................................................5
RISK FACTORS.................................................................6
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 DEPOSIT
OF OFFERING PROCEEDS AND SECURITIES.........................................13
DILUTION....................................................................15
USE OF PROCEEDS.............................................................16
CAPITALIZATION..............................................................18
FORWARD LOOKING STATEMENTS..................................................18
PROPOSED BUSINESS...........................................................19
MANAGEMENT..................................................................25
STATEMENT AS TO INDEMNIFICATION.............................................27
MARKET FOR OUR COMMON STOCK.................................................27
SHARES ELIGIBLE FOR FUTURE SALE.............................................29
CERTAIN TRANSACTIONS........................................................29
PRINCIPAL STOCKHOLDERS......................................................29
DESCRIPTION OF SECURITIES...................................................30
PLAN OF DISTRIBUTION........................................................32
WHERE YOU CAN FIND MORE INFORMATION.........................................34
LEGAL PROCEEDINGS...........................................................34
LEGAL MATTERS...............................................................34
EXPERTS.....................................................................34
FINANCIAL STATEMENTS.......................................................F-1


Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in the distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. This summary may not contain all the information you should consider before investing in our shares. You should read the entire prospectus carefully, including "Risk Factors", before making an investment decision.

The Company
------------

         We were organized under the laws of the State of Delaware on March 6, 2001, to pursue a merger, acquisition or other business combination with an operating business.

         Since we are a blank check company, we are making the offering in compliance with Rule 419 of Regulation C to the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 419, the proceeds of the offering as well as the securities purchased will be placed in an escrow account. None of the securities and only 10% of the funds may be removed from escrow until a business combination has been negotiated and our stockholders have reconfirmed the offering, including the terms and conditions of the business combination. It is our intention to qualify the offering under the Colorado Securities Act ("Colorado Act") and file a notice concerning the escrow with the Colorado Securities Commissioner when the funds are to be removed from escrow. Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the offering, if needed, to close the offering.

         Since our organization, our activities have been limited to the initial sale of shares of our common stock in connection with our organization and the preparation of the registration statement and the prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering.

         We maintain our office at 8450 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111. Our telephone number is (720) 889-0133.

                  The Offering

Shares offered....................................................50,000 shares


Common Stock outstanding prior to the offering...................150,000 shares

Common Stock to be outstanding after the offering................200,000 shares


Offering Conducted in Compliance with Rule 419
----------------------------------------------

         We are a blank check company which is a development stage company. Our sole business purpose is to merge with or acquire a presently unidentified company or business. Consequently, the offering is being conducted in compliance with Rule 419. The securities purchased by investors and the funds received in the offering will be deposited and held in an escrow account, except for 10% of the funds which we may withdraw, until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the remainder of the investors' funds can be released to us and certificates representing the securities can be released to the investors, we are required to update the registration statement with a post-effective amendment, and, within the five days after its effective date, we are required to furnish investors with a prospectus. The prospectus, which is part of the post-effective amendment, will contain the terms of a reconfirmation offer and information regarding the acquisition candidate and its business, including the terms and conditions of the acquisition agreement and audited financial statements of the acquisition candidate. Investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, to require the return of their funds, including interest, from escrow. Any investor not making a decision within 45 business days will automatically have his or her escrowed funds returned, plus interest. If we do not complete an acquisition meeting specified criteria within 18 months of the date of the prospectus, all of the funds in the escrow account must be returned to investors, plus interest. Thus, if the offering period is extended to its limit, we will have only 15 months in which to consummate a merger or acquisition.

Determination of Offering Price
--------------------------------

         The offering price of $1.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

          Our lack of operating history

          Estimates of our business potential

          Our limited financial resources

          The amount of equity desired to be retained by present shareholders

          The amount of dilution to the public

          The general condition of the securities markets, specifically the over-the-counter market.

                           LIMITED STATE REGISTRATION

         We currently intend to register our securities for sale in Colorado and New York only (although we are considering registering the shares in other states) pursuant to the registration provisions of these states.

                          SUMMARY FINANCIAL INFORMATION

         The table below contains certain summary historical financial data. The historical financial data for the period ended April 30, 2001, has been derived from our audited financial statements which are contained in this Prospectus. The information should be read in conjunction with those financial statements and notes, and other financial information included in this Prospectus.

         Upon the sale of all the shares in the offering, we will receive funds of $50,000, all of which must be deposited in an escrow account. Pursuant to Rule 419, we may withdraw from escrow and use $5,000 as working capital in order to seek a target company. Our management intends to request release of these funds from escrow.

                                                    From
                                                March 6, 2001 to
                                                 April 30, 2001
                                             ---------------------

Statement of Income Data:
  Net Sales                                          $ -0-
  Net Gain (Loss)                                    $ -0-
  Net Loss Per Share                                 $ -0-
  Shares Outstanding                                 150,000


                                             As of              Pro-Forma
                                         April 30, 2001      After Offering(1)
                                       ----------------      -----------------

Balance Sheet Data

  Working Capital                          $   4,902          $   50,000
  Total Assets                             $  10,098          $   52,598
  Long-Term Debt                           $      -0-         $       -0-
  Total Liabilities                        $   2,598          $    2,598
  Common Stock, $.01 par value             $   1,500          $    2,000
      per share


  Additional Paid-In Capital               $   6,000          $   48,000
  Deficit accumulated                      $      -0-         $       -0-
     during development stage
Total Shareholders' Equity                 $   7,500          $   50,000
-------------------------

(1) Assumes payment of net proceeds of $50,000 and costs of the offering of $7,500 to be paid from the Company's treasury.

                                  RISK FACTORS

         The securities we are offering are highly speculative in nature and involve an extremely high degree of risk. They should be purchased only by persons who can afford to lose their entire investment.

         We have no operating history or revenue and only minimal assets. We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

         We may fail to obtain a sufficient number of investors to reconfirm the offering. A business combination with an acquisition candidate cannot be closed unless, after the reconfirmation offering required by Rule 419, a sufficient number of investors representing 80% of the maximum offering proceeds elect to reconfirm their investment. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. If so, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis with interest.

         Escrowed securities can only be transferred under limited circumstances. No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 7 of the Employee Retirement Income Security Act of 1974, or the related rules. Under Rule 15g-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required.

         The nature of our operations are highly speculative. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criteria. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

         We are in a highly competitive market for a small number of business opportunities. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

         We have no existing agreement for a business combination or other transaction. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

         We have no established criteria for a target company. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require a target business opportunity to have achieved. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are indicative of development stage companies.

         Management only devotes a limited amount of time to seeking a target company. While seeking a business combination, management anticipates devoting no more than five to ten hours per week. None of our officers have entered into written employment agreements with us and none is expected to do so in the foreseeable future. We have not obtained key man life insurance on any of its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of our business and its likelihood of continuing operations. See "Management."

         Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

         We have not conducted market research and have not engaged a marketing organization. We have neither conducted, nor have others made available to us, results of market research indicating that market demand exists for the transactions we contemplate. Moreover, we do not have, and do not plan to establish, a marketing organization. Even if demand is identified for a merger or acquisition, we cannot assure you that we will be successful in completing a business combination.

         We may be subject to further government regulation. Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment

Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission (the "SEC" or "Commission") as to our status under the Investment Company Act and, consequently, violation of the Act could subject us to material adverse consequences.

         If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

         Entering into a business combination will probably result in a change in control and in our management. A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. If that occurs, management may be required to sell or transfer all or a portion of our common stock held by them, or resign as members of our Board of Directors. The resulting change in control could result in removal of one or more present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

         You will experience a reduction of your percentage share ownership following a business combination. Our primary plan of operation is based upon a business combination with a private concern that, in all likelihood, would result in the issuance of our securities to the shareholders of the private company. The issuance of previously authorized and unissued common stock would result in reduction in percentage of share owned by our present and prospective shareholders and may result in a change in control or management.

         There may be an absence of a trading market. There currently is no trading market for our stock and a trading market may not develop.

         We are selling the shares through our officers without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.

         There will be "penny stock" regulation of broker-dealer sales of our securities. For transactions covered by Rule 15g-9 under the Exchange Act, a broker-dealer must furnish to all investors in penny stocks a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transaction in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives;
(ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

         A penny stock means any equity security other than a security
(i) registered, or approved for registration, upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1; (ii) authorized or approved for authorization upon notice of issuance, for quotation on the Nasdaq NMS; (iii) that has a price of five dollars or more; or (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell our securities.

         Federal and state tax consequences will, in all likelihood, be major considerations in any business combination we may undertake. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

         The requirement of audited financial statements may disqualify potential business opportunities. Management believes that any potential business opportunity must provide audited financial statements for review for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

         The availability of our shares for sale could adversely affect our share price. The 150,000 shares of our Common Stock presently issued and outstanding as of the date hereof are "restricted securities" as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a registration statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one (1) year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to one (1%) percent of our outstanding Common Stock every three (3) months. Sales of unrestricted shares by our affiliates are also subject to the same limitation upon the number of shares of our Common Stock that may be sold in any three (3) month period. If all the shares of our Common Stock offered herein are sold, the holders of the restricted shares may each sell 2,000 shares during any three (3) month period after April 27, 2002. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Exchange Act and Rule 15c2-11 thereunder. Rule 144(k) also permits the termination of certain restrictions on sales of restricted securities by persons who were not our affiliates at the time of the sale and have not been our affiliates in the preceding three (3) months. Such persons must satisfy a two (2) year holding period. There is no limitation on such sales and there is no requirement regarding adequate current public information. Investors should be aware that sales under Rule 144 or 144(k), or pursuant to a registration statement filed under the Securities Act, may have a depressive effect on the market price of our securities in any market which may develop for such shares.

         The offering price has been arbitrarily determined. The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were our lack of operating history, estimates of our business potential, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, our relative requirements, and the current market conditions in the over-the-counter market.

         Purchasers in this offering will incur immediate and substantial dilution. Our offering price of shares will be substantially higher than the book value per share of outstanding shares. As a result, investors purchasing shares in this offering will incur immediate and substantial dilution of $.75 per share.

         We may effect a business combination through a leveraged transaction. We are not prohibited from consummating a business combination through a leveraged transaction. However, investors should be aware that such a transaction could result in our assets being mortgaged and possibly foreclosed upon. The use of leverage to consummate a business combination may reduce our ability to incur additional debt, make other acquisitions or declare dividends. Such leverage may also subject our operations to strict financial controls and significant interest expense.

         After the offering, investors must rely on our current management who will be able to make all decisions including the choice of a target company. Current stockholders will continue to own a controlling interest and will be able to elect all our directors. If the offering is sold, our current stockholders will own seventy-five percent (75%) of our common stock and can choose, if they so desire, to continue to employ present management to identify and reach agreement with a target company. There are no voting agreements between current management and our remaining stockholders that will ensure management control. Upon the successful completion of a business combination, we anticipate that we will have to issue to the owners of the acquired company previously authorized but unissued common stock representing a majority of the issued and outstanding shares of our common stock. Therefore, we anticipate that the consummation of a business combination will result in a change of control and the resignation or removal of our present officers and directors. If our management changes, we can provide no assurance of the experience or qualification of the new management in the operation of the acquired business.

         Investors will not have access to their funds after the consummation of the offering for a period of up to 18 months. Commencing upon the sale of the shares, the investor funds, reduced by 10% for expenses as permitted by Rule 419, will remain in escrow, in an interest - bearing account. Investors will have no right to the return of or the use of their funds or the securities purchased for a period of up to 18 months from the date of the prospectus. No transfer or other disposition of the escrowed securities can be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, or pursuant to the Employee Retirement Income Security Act of 1974, as amended.

         We have not entered into or negotiated any arrangements to acquire a target business. We can give no assurance that we will succeed in finding a suitable target or entering into an agreement to acquire a business. We cannot consummate a business combination with a target business unless investors owning at least 80% of the shares elect to reconfirm their investments.

         Investors will be offered the return, with interest, of their funds held in escrow only if

          o they vote against reconfirmation in the reconfirmation offering required to be conducted after execution of an agreement to acquire a suitable target business; or

          o if we are unable to locate a target business meeting the mandated acquisition criteria. However, in that event, investors may have to wait 18 months from the date of the prospectus before a pro rata portion of their funds, plus interest is returned to them.

          o if investors do not reconfirm their investment within 45 business days after receipt of the post-effective amendment to the registration statement, their funds will be returned with interest.

         Conflicts of interest may adversely affect investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Present stockholders will own seventy-five percent (75%) of our outstanding common stock after the offering is completed and would therefore continue to retain control. In addition, present stockholders may purchase up to 50% of the shares in the offering. Kevin R. Keating, President, owns a total of 125,000 shares comprising approximately 83% of the outstanding shares before the offering and 63% after the offering (assuming he purchases no shares in the offering). Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. No proceeds from the offering will be used to purchase, directly or indirectly, any shares of our common stock owned by our management or any present stockholder, director or promoter.

         Our directors and officers are or may become, in their individual capacities, officers, directors, controlling stockholders and/or partners of other entities engaged in a variety of businesses. Each of our officers and directors is engaged in outside business activities, and the amount of time they will devote to our business is anticipated to be only about five to ten hours each per week. Although our management is not currently involved in any other blank check offerings, conflicts in the pursuit of business combinations with other blank check companies with which members of our management will likely become affiliated in the future may arise. If we or the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from voting upon the opportunity. In the event of identical officers and directors, the company that first filed a registration statement with the SEC will be entitled to proceed with the proposed transaction.

         Our certificate of incorporation, by-laws and minutes contain no requirement that our officers and directors disclose potential target businesses which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to disclose to us any target businesses which come to their attention in their capacity as an officer or director or otherwise. Through an oral understanding with our management, we will not acquire any company in which more than a majority of its capital stock is beneficially owned by any of our officers, directors, promoters, affiliates or associates or a combination thereof. To aid the resolution of such conflicts, we have adopted a procedure whereby in the reconfirmation offering to our stockholders to vote upon a business combination with an affiliated entity, stockholders who also hold securities of the affiliated entity will be required to vote their shares of our stock in the same proportion as non-affiliated stockholders. Such procedure has been orally agreed to with our management and will be incorporated in any acquisition agreement with a target company in which any of our shareholders has an interest.

         We intend to make only one acquisition and investors will take the risk of the quality of the new management and of possible uncertainties and fluctuations in the acquired industry. Upon the successful acquisition of an operating business, we will, in all likelihood, be required to issue our common stock in such acquisition or merger transaction so that the owners of the acquired business would own a majority of our common stock. Thus, we do not believe that we will be able to negotiate more than one business combination. Our lack of diversification will subject us to the quality of the new management and to economic fluctuation within a particular industry in which the target company conducts business.

         We intend to qualify the common stock offering initially only in Colorado and New York State. Therefore, the initial market for the common stock will be limited.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any and which must also represent 50% of the gross proceeds of the offering pursuant to requirements of the Colorado Act.

         Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

         Third, we will mail to each investor within five business days of a post-effective amendment a copy of the prospectus contained therein. After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

         Additionally, the Colorado Act requires that we file a notice with the Colorado Securities Commissioner 10 days before release of funds from escrow.

         Accordingly, we are in the process of entering into an escrow agreement with Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, which will provide that the proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, and we intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

         All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act of 1974.

         We have filed with the Commission under the Securities Act, a registration statement relating to the shares. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. Copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any referenced information if you contact us at 8450 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111, telephone (720) 889-0133.

         As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Exchange Act. We will file periodic reports voluntarily in the event that our obligation to file such reports is suspended under Section 15(d) of the Exchange Act. Our filings may be inspected and copied without charge at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of our filings can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. We have filed this registration statement and will file all future registration statements and other documents and reports electronically through EDGAR, the Electronic Data Gathering, Analysis and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov.

         We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our board of directors. Our year-end is December 31.

         Until 90 days after the date when the escrowed funds and certificates representing the common stock are released from escrow, all dealers effecting transactions in the shares may be required to deliver a prospectus.

                                    DILUTION

         Our net tangible book value as of April 30, 2001 was $4,902. Our net tangible book value per share was $0.03. Net tangible book value represents our net tangible assets which are our total assets less our total liabilities and intangible assets. The public offering price per share of common stock is $1.00, which represents both gross and net proceeds per share, as all expenses of the offering are being paid from funds in our treasury. The pro forma net tangible book value after the offering will be $50,000. The pro forma net tangible book value per share after the offering will be $0.25 per share. The shares purchased by investors in the offering will be diluted $0.75 or 75%. As of April 30, 2001, there were 150,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.

         The following table illustrates the dilution which will be experienced by investors in the offering:

Public offering price per share.....................................    $ 1.00
Net tangible book value per share before offering...................    $ 0.03
Pro-forma net tangible book value per share after offering..........    $ 0.25
Pro-forma increase per share attributable to offered shares.........    $ 0.22
Pro-forma dilution to public investors..............................    $ 0.75

         The following table sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by our present stockholders.



                                                                  Approximate
                                 Percentage                       Percentage
                    Shares       Total Shares    Total            Total
                    Purchased    Outstanding     Consideration    Consideration
                   ----------    ------------    -------------    -------------

New Investors        50,000       25%             $50,000          87%
Existing            150,000       75%             $7,500           13%
Shareholders (1)

----------------
(1) We sold 150,000 shares of common stock prior to the offering at $0.05 per share. These shares are not being registered. (See "Certain Transactions")


                                 USE OF PROCEEDS

         Both gross and net proceeds of the offering will be $50,000 as all costs associated with the offering have been or will be paid from funds presently in our treasury. Pursuant to Rule 15c2-4 under the Exchange Act, all offering proceeds must be placed in escrow until all of the shares are sold. Pursuant to Rule 419, after all of the shares are sold, we may and intend to have $5,000, representing 10% of the escrowed funds, released to us. All funds held in escrow at the time a business combination is consummated will be released. The combined entity will have full discretion as to the use of the funds.

         Since we are a "blank check" company, the purpose of the offering is to raise funds to enable us to merge with or acquire an operating company. Upon the consummation of a business combination and the reconfirmation thereof, which reconfirmation offering must precede such consummation, pursuant to Rule 419, $50,000 (plus any dividends received, if any, but less any portion of the offering proceeds disbursed to us pursuant to Rule 419(b)(2)(vi) and any amount returned to investors who did not reconfirm their investment pursuant to Rule
419) will be released to us.

Escrowed funds pending                          Percentage of net proceeds of
business combination (1)         Amount                  the offering
                            ---------------     -------------------------------
                                 $45,000                 90%

         (1) We expect to request release of 10% of the escrowed funds ($5,000) pursuant to Rule 419.

         While we presently anticipate that we will be able to locate and consummate a suitable business combination, if we determine that a business combination requires additional funds, we may seek additional financing through loans, issuance of additional securities or through other financing arrangements. We have not negotiated any such financial arrangement, and we can give no assurances that such additional financing will be available or, if available, that such additional financing will be on acceptable terms.

         We do not intend to advertise or promote ourselves to potential target businesses. Instead, our management intends actively to search for potential target businesses among its business associates. In addition, we intend to retain certain entities to act as "finders" to identify and analyze the merits of potential target businesses. In the unlikely event our management decides to advertise in a business publication to attract a target business, our management will assume the cost of such advertising.

         Upon the consummation of a business combination, we anticipate that our management will change. Our present management anticipates that the escrowed funds will be used by the post-merger management at its sole discretion. Our President will not receive any remuneration during this period for providing office space. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative may be changed. Apart from retaining the "finders" described above, we are not presently considering hiring any individual as a consultant. However, we cannot rule out the need for outside consultants in the future. We have not made any decision regarding payment of these consultants, if any are hired. It is likely that any "finders" will be compensated through a payment consisting solely of our stock.

         Our present management will not make any loans from the $5,000 (10% of the escrowed funds), nor will our present management borrow funds using either our working capital or escrowed funds as security. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative, may be changed. Once the escrowed funds are released, our management at that time can loan the proceeds or borrow funds and use the proceeds as security for a loan, on terms it deems appropriate.

         Offering proceeds will be placed in escrow at Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, an insured depository institution, pending consummation of a business combination and reconfirmation by investors, in either a certificate of deposit, interest bearing savings account or in short term government securities as required by Rule 419.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of April 30, 2001, and pro forma as adjusted to give effect to the net proceeds from the sale of 50,000 shares in the offering.



                                                                      April 30, 2001
                                                -----------------------------------------------------------

                                                                                      Pro-forma
                                                         Actual                    As Adjusted (1)
                                                ------------------------------------------------------------

Long-term debt                                      $           0                 $           0


Stockholders' equity:
Common stock, $.01 par value;
authorized 40,000,000 shares,
issued and outstanding
150,000 shares; and 200,000
shares, respectively                                $       1,500                 $       2,000
Preferred stock, $.01 par value;
authorized 5,000,000 shares, no shares
issued and outstanding.                                      -0-                           -0-
Additional paid-in capital                          $       6,000                 $      48,000
Deficit accumulated during the development
period                                                       -0-                          -0-

Total stockholders' equity                          $       7,500                 $      50,000
                                                    -------------                 -------------

Total capitalization                                $       7,500                 $      50,000
                                                   ==============                 =============

-------------------------
(1) Assumes net proceeds of $50,000 and costs of the offering of $7,500 to be paid from the Company's treasury.


                           FORWARD LOOKING STATEMENTS

            Because we desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), we caution readers regarding forward looking statements found in the following discussion and elsewhere in this registration statement and in any other statement made by us, or on or our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and that relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by us or on our behalf. We disclaim any obligation to update forward looking statements. Readers should also understand that under Section 27A(b)(2)(D) of the Securities Act, and Section 21E(b)(2)(D) of the Exchange Act, the "safe harbor" provisions of the PSLRA do not apply to statements made in connection with our offering.


                                PROPOSED BUSINESS


History and Organization
------------------------

         We were organized under the laws of the State of Delaware on March 6, 2001. Since our inception, we have been engaged in organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have made no efforts to identify a possible business combination and, as a result, have neither conducted negotiations, nor entered into a letter of intent concerning any target business.

         Our proposed business activities classify us as a "blank check" company. The Commission defines those companies as "any development stage company that is issuing a penny stock (within the meaning of section 3 (a)(51) of the Exchange Act ) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully implemented our business plan. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Plan of Operation
-----------------

         We were organized as a vehicle to seek, investigate and, if such investigation warrants, acquire a target company or business which desires to employ our funds in its business or to seek the perceived advantages of a publicly-held corporation. Our principal business objective for the next twelve months and beyond such time will be to seek long-term growth potential through the acquisition of a business rather than immediate, short-term earnings. We will not restrict our search to any specific business, industry or geographical location and, thus, may acquire any type of business.

         We do not currently engage in any business activities that provide cash flow. The costs of identifying, investigating and analyzing business combinations for the next twelve months and beyond such time will be paid with money in our treasury. Persons purchasing shares in the offering and other stockholders will not have the opportunity to participate in any of these decisions. We are sometimes referred to as a "blank check" company because investors will entrust their investment monies to our management without having a chance to analyze the ultimate use to which their money may be put. Although substantially all of the proceeds of the offering are intended to be utilized generally to effect a business combination, the proceeds are not otherwise designated for any specific purposes. Investors will have an opportunity to evaluate the specific merits or risks of only the business combination our management decides to enter into. Cost overruns will be funded through our founding stockholders' voluntary contribution of capital.

         We may seek a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding the time delays, significant expense, loss of voting control and compliance with various federal and state securities laws which would occur in a public offering.

         Under Rule 419, we cannot acquire a target business unless its fair value represents 80% of the offering proceeds. The Colorado Act requires that 50% of the gross proceeds of the offering be committed to a specific line of business. To determine the fair market value of a target business, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, of any candidate, focusing attention on its assets, liabilities, sales and net worth. In addition, our management will participate in a personal inspection of any potential target business. If we determine that the financial statements of a proposed target business do not clearly indicate that its fair value represents 80% of the offering proceeds, we will obtain an opinion from an investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria.

         None of our officers or directors has had any preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

         Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

         We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other benefits. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations
-----------------------------------

         Our officers and directors will analyze or supervise the analysis of business combinations. Our management intends to concentrate on identifying preliminary prospective business combinations which may be brought to its attention through present associations and the use of finders. In analyzing prospective business combinations, our management will consider such matters as the following:

          o    available technical, financial, and managerial resources,

          o    working capital and other financial requirements,

          o    history of operations, if any,

          o    prospects for the future,

          o    nature of present and expected competition,

          o the quality and experience of management services which may be available and the depth of that management,

          o    the potential for further research, development, or exploration,

          o specific risk factors not now foreseeable but which then may be anticipated to impact on our proposed activities,

          o    the potential for growth or expansion,

          o    the potential for profit,

          o the perceived public recognition or acceptance or products or services and

          o    name identification and other relevant factors.

         As a part of our investigation, our officers and directors will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analyses or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. It is anticipated that any finders retained will assist in these efforts; however, the ultimate investigation, analysis, decision and negotiation with respect to a potential target will reside with our management and board of directors.

         Since we will be subject to Section 13 or 15 (d) of the Exchange Act, we will be required to furnish information about significant acquisitions, including audited financial statements for the target company, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d) of that act, we intend voluntarily to file such reports.

         We anticipate that any business combination will present certain risks. We may not be able adequately to identify many of these risks prior to selection. Our investors must, therefore, depend on the ability of our management to identify and evaluate these risks. We anticipate that the principals of some of the combinations which will be available to us will have been unable to develop a going concern or that such business will be in its development stage in that it has not generated significant revenues from its principal business activity. The risk exists that even after the consummation of such a business combination and the related expenditure of our funds, the combined enterprise will still be unable to become a going concern or advance beyond the development stage. Many of the potential business combinations may involve new and untested products, processes, or market strategies. We may assume such risks although they may adversely impact on our stockholders because we consider the potential rewards to outweigh them.

Business Combinations
---------------------

         In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may alternatively purchase stock or assets of an existing business.

         Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our existing stockholders, including purchasers in the offering. The target business we consider will, in all probability, have significantly more assets than we do. Therefore, in all likelihood, our management will offer a controlling interest in our company to the owners of the target business. While the actual terms of a transaction to which we may be a party cannot be predicted, we expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Internal Revenue Code, the owners of the acquired business may need to own 80% or more of the voting stock of the surviving entity. As a result, our stockholders, including investors in the offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in percentage of the entity after the combination and may also result in a reduction in the net tangible book value per share of our investors. In addition, a majority or all of our directors and officers will probably, as part of the terms of the acquisition transaction, resign as directors and officers.

         Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management are unaware of any circumstances under which such policy, through their own initiative, may be changed.

         The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on our trading market.

         The structure of the business combination will depend on, among other factors:

          o    the nature of the target business,

          o our needs and desires and the needs and desires of those persons controlling of the target business, o the management of the target business and

          o our relative negotiating strength compared to the strength of the persons controlling the target business.

         If at any time prior to the completion of the offering, we enter negotiations with a possible acquisition candidate and such a transaction becomes probable, we will suspend the offering and file an amendment to the registration statement which will include financial statements, including balance sheets, statements of cash flow and stockholders' equity, of the proposed target.

         We will not purchase the assets of any company of which a majority of the outstanding capital stock is beneficially owned by one or more or our officers, directors, promoters or affiliates or associates. Furthermore, we intend to adopt a procedure whereby a special meeting of our stockholders will be called to vote upon a business combination with an affiliated entity, and stockholders who also hold securities of such affiliated entity will be required to vote their shares of stock in the same proportion as our publicly held shares are voted. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business venture which desires to be acquired by us. We will evaluate all possible business combinations brought to us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment to the registration statement, thereby allowing the public investors the opportunity to evaluate the business combination before voting to reconfirm their investment.

         We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee to be paid to any member of management, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Our policy regarding finder's fees is based on an oral agreement among management. Our management is unaware of any circumstances under which such policy through their own initiative may be changed.

Competition
-----------

         We will remain an insignificant player among the firms which engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than we will. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

Regulation
----------

         The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.

Employees
---------

         We presently have no employees. Our President/Chief Financial Officer and Secretary are engaged in outside business activities and they anticipate that they each will devote to our business only between five and ten hours per week until the acquisition of a successful business opportunity has been consummated. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Facilities
----------

         We are presently using the office of our President, Kevin R. Keating, at no cost, as our office, an arrangement which we expect to continue until the completion of the offering. At the completion of the offering and until a business combination is consummated, we are not required to pay any rent. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of the offering.

                                   MANAGEMENT

         Our officers and directors and further information concerning them are as follows:

Name                      Age      Position
------------------------- -------  --------------------------------------------
Kevin R. Keating (1)      61       President, Chief Financial Officer, and
                                   Director

Jack R. Luellen (1)       37       Secretary and Director


--------------------
(1) May be deemed our "Promoters" as that term is defined under the Securities Act.


         Kevin R. Keating is an investment executive and currently manages a branch office for Brookstreet Securities in Vero Beach, Florida. Mr. Keating functions as a financial advisor to high net worth individual clients. He has been engaged in various aspects of the investment brokerage business for more than 35 years with a special emphasis on equities. Mr. Keating began his Wall Street career with the First Boston Corporation in New York in 1965. From 1968 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President-Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock Exchange member firm. Since 1982, he has been associated with a variety of firms as a registered representative servicing the needs of individual investors. Mr. Keating is a graduate of Holy Cross College with a degree in Business Administration.

         Jack R. Luellen has over eleven years experience with major law firms both in Los Angeles, California, and Denver, Colorado. Mr. Luellen has extensive experience in the areas of securities law, general corporate law and matters relating to intellectual property. Mr. Luellen holds a B.A., with high distinction, from Colorado State University, and was awarded a J.D., cum laude, from the University of Minnesota School of Law.

Conflicts of Interest
---------------------

         Members of our management are or may become associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Because the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to our affairs.

         Our officers and directors will likely in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on behalf of the Company or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to the Company's proposed business operations.

         The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from voting upon the opportunity. In the event of identical officers and directors, the company that first filed a registration statement with the SEC will be entitled to proceed with the proposed transaction. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

Remuneration
------------

         None of our officers or directors has received any cash remuneration since our inception. Our President will not receive any remuneration upon completion of the offering until the consummation of an acquisition. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. Neither of the officers and directors intends to devote more than 20 hours a week of his or her time to our affairs.

         It is possible that, after we successfully consummate a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Board of Directors any discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the Board of Directors is offered employment in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Board of Directors as a result of the inability of the Board to affirmatively approve the transaction. The transaction would then be presented to our shareholders for approval.

         No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Management Involvement
----------------------

         We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of the offering, our management intends to contact business associates and acquaintances to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into. Our management has not divided these duties among its members. No member of management has any distinct influence over the other in connection with his or her participation in our affairs.

Management Control
------------------

         Our management may not divest themselves of ownership of our shares of common stock prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy, through their own initiative, may be changed.

Prior Blank Check Companies Involvement
---------------------------------------

         None of our officers, directors, founders, promoters or principal stockholders has been involved as a principal of a blank check company.

                         STATEMENT AS TO INDEMNIFICATION

          Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under
Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement. This information can also be examined as described in "Further Information."

           We have been informed that in the opinion of the Commission indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws, is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           MARKET FOR OUR COMMON STOCK

         Prior to the date of the prospectus, no trading market for our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock remain in escrow. Stock certificates must remain in escrow until the consummation of a business combination and its confirmation by our investors pursuant to Rule 419. There are currently two (2) holders of our outstanding common stock which was purchased in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. All current shareholders are sophisticated investors. Current shareholders will own at least seventy-five percent (75%) of the outstanding shares upon completion of the offering and will own a greater percentage of the outstanding shares if they purchase shares in the offering. We can offer no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the stock certificates from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, we have not entered into any discussions, or understandings, preliminary or otherwise, through our management or through anyone acting on our behalf and any market maker concerning the participation of a market maker in the future trading market, if any, for our common stock.

         Our common stock is not quoted at the present time. The Commission has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less that $5.00 per share or with any exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transaction in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate that will allow our securities to be traded without the aforesaid limitations. However, we cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on Nasdaq or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

         The offering price of $1.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

          Our lack of operating history

          Estimates of our business potential

          Our limited financial resources

          The amount of equity desired to be retained by present shareholders

          The amount of dilution to the public

         The general condition of the securities markets, specifically the over-the-counter market.

         Present management does not anticipate that it will undertake or will employ consultants or advisers to undertake any negotiations or discussions with market makers prior to the execution of an acquisition agreement. Our management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire who may employ consultants or advisors to obtain market makers.

                         SHARES ELIGIBLE FOR FUTURE SALE

         There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

         The 150,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act. Pursuant to Rule 144 of the Securities Act ("Rule 144"), the holders of the restricted securities may each sell during any three month period after April 27, 2002, an amount equal to the greater of one percent of our issued and outstanding common stock or one week's trading volume, assuming that the other requirements of Rule 144 are met, including that we have been subject to the reporting requirements of Section 13 of the Exchange Act for a period of at least 90 days immediately preceding such date and that we have filed all reports required to be filed thereunder during such period. Therefore, if we sell all the shares being offered, those holders may each sell no less than 2,000 shares (1% of 200,000 shares) during any three month period. We have not issued any options or warrants to purchase, or securities convertible into, our common equity.

                              CERTAIN TRANSACTIONS

         There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                             PRINCIPAL STOCKHOLDERS

         The table that follows sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the sale of the shares in the offering, by

          o each person who is known by us to own beneficially more than 5% of our outstanding Common Stock;

          o    each of our officers and directors; and

          o    all of our directors and officers as a group.



                                                                                          Shares to be
                                                 Shares Beneficially Owned            Beneficially Owned
                                                     Prior to Offering                  After Offering


                                                ----------------------------    -------------------------------
             Name and Address of                    Number        Percent           Number          Percent
               Beneficial Owner
   -----------------------------------------    ---------------- -----------    ---------------- --------------

   Total Officers and Directors (2                  150,000        100.0           150,000             75.0
   Persons)
   Kevin R. Keating (1) (2) (3)                     125,000         83.3           125,000             62.5
   Jack R. Luellen (2) (4)                           25,000         16.7            25,000             12.5



--------------------------
(1) The address for each listed shareholder is c/o Wentworth I, Inc., 8450 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111.

(2)  May be deemed "Promoters" as that term is defined under the Securities Act.

(3) Kevin R. Keating is our President and Chief Financial Officer and one of our directors.

(4)  Jack R. Luellen is our Secretary and one of our directors.


         None of the current stockholders have received or will receive any extra or special benefits that were not shared equally by all holders of shares of our common stock.

                            DESCRIPTION OF SECURITIES

Common Stock
-------------

         We are authorized to issue 40 million shares of common stock, $.01 par value per share, of which 150,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock
---------------------------

          (i) have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors;

          (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

          (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

          (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

         All shares of our common stock will be fully paid for and non-assessable when issued, with no personal liability attaching to ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholders will beneficially own at least 75% of the outstanding shares of common stock and a greater percentage of shares if they purchase shares in the offering. Accordingly, after completion of the offering, our present stockholders will be in a position to control all of our affairs.

Preferred Stock
---------------

         We may issue up to 10,000,000 shares of our preferred stock from time to time in one or more series at par value of $.01 per share. As of the date of the prospectus, no shares of preferred stock have been issued. Our board of directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and preferred stock then outstanding.

Future Financing
----------------

         In the event the proceeds of the offering are not sufficient to enable us to successfully fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of the offering will be sufficient for such purpose and therefore do not expect to issue any additional securities before the consummation of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and at present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan or debt incurred. Further, the escrowed funds will not be used to pay back any loan or debts incurred by us. If we require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

Reports to Stockholders
-----------------------

         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Dividends
---------

         We have only been recently organized, have no earnings and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having earnings or paying dividends at least until a business combination is reconfirmed by our stockholders. However, we can give no assurance that after we consummate a business combination, we will have earnings or issue dividends.

Transfer Agent
--------------

         We have appointed Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, as transfer agent for our shares of common stock.

                              PLAN OF DISTRIBUTION

Conduct of the Offering
-----------------------

         We hereby offer the right to subscribe for 50,000 shares at $1.00 per share on an "best efforts, all or none basis." We will not compensate any person in connection with the offer and sale of the shares.

         Our officers and directors shall distribute prospectuses related to the offering. We estimate that they will distribute approximately 50 prospectuses, limited to acquaintances, friends and business associates.

         Our officers and directors shall conduct the offering of the shares. Although they are "associated persons" of us as that term is defined in Rule 3a4-1 under the Exchange Act, they will not be deemed to be a broker because:

          (1) they will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities;

          (2) they will not be compensated in connection with their participation in the sale of our securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

          (3) they will not be an associated person of a broker or dealer at the time of their participation in the sale of our securities; and

          (4) they shall restrict their participation to the following activities:

                    (a) preparing any written communication or delivering it through the mails or other means that does not involve the oral solicitation of a potential purchaser;

                    (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser, provided however, that the content of each response is limited to information contained in a registration statement filed under the Securities Act or other offering document; and

                    (c) performing ministerial and clerical work involved in effecting any transaction.

         As of the date of the prospectus, we have not retained a broker in connection with the sale of the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

         We will not approach nor permit anyone acting on our behalf to approach a market maker or take any steps to request or encourage a market in our securities prior to an acquisition of a business opportunity and confirmation by our stockholders of the acquisition. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions. We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer which makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors' decisions.

Method of Subscribing
---------------------

         Persons may subscribe for shares by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $1.00 per share in cash or by check, bank draft or postal express money order payable in United States dollars to "Corporate Stock Transfer as Escrow Agent for Wentworth I, Inc." The offering is being made on a "best efforts, all or none basis." Thus, unless all 50,000 shares are sold, none will be sold.

         Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the shares offered hereby. Such purchases may be made in order to close the "all or none" offering. Shares purchased by our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration Date
---------------

         The offering will end upon the earlier of the receipt of subscriptions for 50,000 shares or 90 days from the date of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed with the Commission a registration statement on Form SB-2 to register the shares of common stock. The prospectus is part of the registration statement, and, as permitted by the Commission's rules, does not contain all of the information in the registration statement. For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. You can review the registration statement and its exhibits at public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. You may call the Commission at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

         You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.

                                LEGAL PROCEEDINGS

         We are not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

         Willkie Farr & Gallagher, New York, New York, will pass upon the validity of the shares of common stock offered by the prospectus for us.

                                     EXPERTS

         Our financial statements as of the period ended April 30, 2001, included in this prospectus and in the registration statement, have been so included in reliance upon the report of Goldstein Golub Kessler LLP, independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                             FINANCIAL STATEMENTS


         The following are our financial statements, with independent auditor's report, for the period from inception, March 6, 2001 to April 30, 2001.

Table of Contents...........................................................F-1
Independent Auditor's Report................................................F-2
Balance Sheet as of April 30, 2001..........................................F-3
Statements of Stockholders' Equity..........................................F-4
Statement of Cash Flows for the period ended April 30, 2001.................F-5
Notes to Financial Statements...............................................F-6

INDEPENDENT AUDITOR'S REPORT




To the Stockholders
Wentworth I, Inc.

We have audited the accompanying balance sheet of Wentworth I, Inc. (a development stage company) as of April 30, 2001, and the related statements of stockholders' equity and cash flows for the period from March 6, 2001 (date of inception) to April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wentworth I, Inc. as of April 30, 2001 and the changes in stockholders' equity and its cash flows for the period from March 6, 2001 (date of inception) to April 30, 2001 in conformity with accounting principles generally accepted in the United States of America.



GOLDSTEIN GOLUB KESSLER LLP
New York, New York
May 1, 2001

                                                              WENTWORTH I, INC.
                                                  (a development stage company)
                                                                  BALANCE SHEET


                                                               April 30, 2001
-------------------------------------------------------------------------------
ASSETS

Current assets:
     Cash                                                              $7,500
-------------------------------------------------------------------------------
          Total current assets                                          7,500

Deferred offering costs                                                 2,598

-------------------------------------------------------------------------------
          Total Assets                                                $10,098
===============================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accrued expenses                                                  $2,598
-------------------------------------------------------------------------------
          Total current liabilities                                     2,598

Stockholders' Equity

     Preferred stock - $.01 par value; authorized 10,000,000
     shares, none issued
     Common stock - $.01 par value; authorized
     40,000,000 shares, issued and outstanding 150,000 shares           1,500
     Additional paid-in capital                                         6,000
-------------------------------------------------------------------------------
          Stockholders' equity                                          7,500
-------------------------------------------------------------------------------
          Total Liabilities and Stockholders' Equity                  $10,098
===============================================================================

See notes to financial statements



                                                          WENTWORTH I, INC.
                                                (a development stage company)
                                            STATEMENT OF STOCKHOLDERS' EQUITY

-------------------------------------------------------------------------------- ------------------ -----------------
                                                          Common Stock
                                              -----------------------------------

                                                                                        Additional       Stockholders'
                                                 Number of Shares     Amount          Paid-In Capital        Equity
-------------------------------------------------------------- ----------------- ------------------ -----------------
Issuance of common stock                           150,000            $1,500            $6,000             $7,500
-------------------------------------------------------------- ----------------- ------------------ -----------------
-------------------------------------------------------------- ----------------- ------------------ -----------------
Balance at April 30, 2001                          150,000            $1,500            $6,000             $7,500
============================================================== ================= ================== =================



See notes to financial statements

                                                           WENTWORTH I, INC.
                                               (a development stage company)
                                                     STATEMENT OF CASH FLOWS

-------------------------------------------------------------------------------
                                                      Period from March 6, 200
                                                          (date of inception)
                                                          to April 30, 2001
-------------------------------------------------------------------------------
Cash provided by financing activity -
     Proceeds from the issuance of common stock                        $7,500
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Increase in cash and cash at end of period                             $7,500
===============================================================================

See notes to financial statements

                                                              WENTWORTH I, INC.
                                                  (a development stage company)
                                                  NOTES TO FINANCIAL STATEMENTS
                                                                 APRIL 30, 2001


1.    ORGANIZATION AND        Wentworth I, Inc. (the  "Company") was
      OPERATIONS:             incorporated in the State of Delaware on March 6,
                              2001 for the purpose of raising capital that is intended to be used in connection with a merger, acquisition or other business combination with an operating business. On April 27, 2001, the Company issued 150,000 shares of $.01 par value common stock for $.05 per share.

                              The Company is currently in the development stage. All activities of the Company to date relate to its formation, its public offering and finding an acquisition target with which to consummate a business combination.

                              Prior to the consummation of any business combination, any proceeds of the initial public offering as well as the securities purchased will be placed in an escrow account. The Company may withdraw 10% of the funds as working capital in order to seek acquisition opportunities.

                              At the time the Company seeks stockholder approval of any potential merger, acquisition or other business combination, the Company will offer each of the initial investors the right, for a specific period of time, to reconfirm their investments and remain an investor or, alternatively, to require the return of their funds, including interest, from the escrow account. Any investor not making a decision within the specific time period will automatically have his or her funds returned plus interest. The Company cannot consummate any business combination unless investors owning at least 80% of the funds reconfirm their investments.

                              As a result of limited resources, the Company will, in all likelihood, have the ability to effect only a single business combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Furthermore, there is no assurance that the Company will be able to successfully execute a business combination. If the Company does not complete a merger, acquisition or other business combination meeting specified criteria within 18 months of the date of the initial public offering, the Company will return all of the funds plus interest in the escrow account.

                              The financial instruments, which potentially subject the Company to concentration of credit risk, consists of cash. The Company maintains cash in an account with a financial institution in an amount which, at times, may be in excess of the FDIC insured limit. The Company has not experienced any losses on such accounts and does not believe it is exposed to any significant risk with respect to cash.

                              The Company does not believe that any recently issued but not-yet-effective accounting standards will have a material effect on the Company's financial position, results of operations or cash flows.

2.   CAPITAL STOCK:      The Company's Certificate of Incorporation authorizes
                         the issuance of 50,000,000 shares of stock. They are divided into 10,000,000 shares of preferred stock and 40,000,000 shares of common stock. At April 30, 2001, none of the preferred stock has been issued. At April
                         30, 2001, 150,000 shares of the common stock have been issued. The Company is offering 50,000 shares of common stock with its Registration Statement. In addition, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a merger, acquisition or business combination. To the extent that additional shares of common stock are issued, dilution to the interest of the Company's current stockholders may occur.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides for the indemnification of the officers, directors and corporate employees and agents of Wentworth I, Inc., (the "Registrant") under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
INSURANCE.

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the DGCL. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (1) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum or (3) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of Section 145 of the DGCL, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of Section 145 of the DGCL, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in
Section 145 of the DGCL.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         Article Seven of the Registrant's certificate of incorporation provides as follows:

          "SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director prior to such amendment."

Section 7.4 of the Registrant's by-laws provides as follows:

         "7.4 Indemnity: The corporation shall indemnify its directors, officers and employees to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and provided further that nothing in this Section 7.4 shall be deemed to obviate the necessity of the Board of Directors to make any determination that indemnification of the director, officer or employee is proper under the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the Delaware General Corporation Law."

Item 25.  Expenses of Issuance and Distribution

         The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


Escrow Fee                                                    $       500.00
Securities and Exchange Commission Registration Fee           $        12.50
Legal Fees                                                    $     3,000.00
Accounting Fees                                               $     2,000.00
Printing and Engraving                                        $       500.00
Blue Sky Qualification Fees and Expenses                      $       500.00
Miscellaneous                                                 $       487.50
Transfer Agent Fee                                            $       500.00

TOTAL                                                         $     7,500.00


All expenses are estimated except for the Securities and Exchange Commission fee.

Item 26.  Recent Sales of Unregistered Securities

         The registrant issued 150,000 shares of common stock on April 27, 2001 to two (2) investors for cash consideration of $0.05 per share for an aggregate investment of $7,500. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act. No securities have been issued for services.

         Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. Purchasers or the beneficial owners of purchasers which are entities are friends or business associates of the officers and directors of the Registrant. No services were performed by any purchaser as consideration for the shares issued.

         All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom. All purchasers of our securities are accredited investors.

EXHIBITS

Item 27.

         3.1      Certificate of Incorporation

         3.2      By-Laws

        *4.1      Specimen Certificate of Common Stock

        *4.6      Form of Escrow Agreement

        *5.1      Opinion of Counsel

        23.1      Accountant's Consent to Use Opinion

       *23.2      Consent of Willkie Farr & Gallagher (included in Exhibit 5.1)
        --------------------------
        *To be filed by amendment.

Item 28.

UNDERTAKINGS

                  The Registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement (the "Registration Statement"):

                  (i)     To include any prospectus required by Section 10 (a)
                          (3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of Greenwood Village, Colorado, on May 8, 2001.


                                 WENTWORTH I, INC.

                                 By:      /s/ Kevin R. Keating
                                          -----------------------------------
                                          Kevin R. Keating, President

         In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Kevin R. Keating                                        Dated: May 8, 2001
-------------------------------------
Kevin R. Keating
  President, Chief Financial Officer,
  Director

/s/ Jack R. Luellen                                         Dated: May 8, 2001
-------------------------------------
Jack R. Luellen
  Secretary, Director